Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Forms S-8 Nos. 333-103715 and 333-49127) pertaining to the Great Lakes Savings Plan of Great Lakes Chemical Corporation of our report dated May 13, 2005, with respect to the financial statements and supplemental schedules of the Great Lakes Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Indianapolis, Indiana
June 29, 2005